SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: April 4, 2001



                             GRAPHON CORPORATION
              (Exact name of Registrant as specified in Charter)



          Delaware                    0-21683                13-3899021
(State or other jurisdiction of (Commission File No.)      (IRS Employer
      incorporation)                                       Identification
                                                                Number)


400 Cochrane Circle, Morgan Hill, California    95037
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:   (408) 201-7100



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Item 5.     Other Events

      As last reported in our Annual Report on Form 10-K for the year ended December 31, 2001, we were engaged in litigation in the Superior Court of the State of California, Santa Clara County, with Insignia Solutions plc and Citrix Systems, Inc., which stemmed from our disclosure in late 1996 of certain aspects of our proprietary technology on a confidential basis to Insignia Solutions plc, some of whose assets were later acquired by Citrix Systems, Inc. On April 3, 2001, we, Insignia and Citrix agreed to settle this litigation with prejudice by an exchange of reciprocal releases.

      In a contemporaneous transaction we granted to Citrix an irrevocable, perpetual, non-exclusive license (without the right to sublicense) under our U.S. Patent No. 5,831,609 which is entitled "Method and System for Dynamic Translation Between Different Graphical User Interface Systems" in exchange for a one-time license fee. This patent claims a method to allow Microsoft(R) Windows(R) applications residing on Windows computers to be remotely displayed on X Window System devices, such as UNIX workstations.





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                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      May 1, 2001                         GRAPHON CORPORATION
                                                (Registrant)

                                          By:    /s/William Swain
                                                 --------------------
                                                William Swain
                                                Chief Financial Officer